Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-171034) and S-8 (Nos. 33-38340, 33-38339, 33-63025, 333-83028, 333-91420, 333-122357, 333-163326) of RTI International Metals, Inc. of our report dated February 22, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 3 and the change in the composition of reportable segments discussed in Note 13, and except for the effects of the restatement discussed in Note 2 to the consolidated financial statements and the matter described in the second paragraph of Management’s report on internal control over financial reporting, as to which the date is September 24, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K/A (Amendment No. 1) of RTI International Metals, Inc. for the year ended December 31, 2012.

Pittsburgh, Pennsylvania

September 24, 2013